UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 26, 2022
____________________

Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Civeo Corporation (the “Company”) entered into a retention commitment agreement with Allan D. Schoening, the Company’s Senior Vice President, Canada (the “Agreement”). The Agreement provides that in the event that Mr. Schoening’s employment with the Company is terminated without “cause” (as defined in that certain Executive Change of Control Severance Agreement between the Company and Mr. Schoening, dated as of July 13, 2015 (as amended, the “CIC Agreement”)) at any time prior to June 30, 2024 (the “Retention Date”), then, subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Schoening will receive: (i) a cash lump sum equal to the amount of Mr. Schoening’s base salary that he would have received over the period commencing on his termination date and ending on the Retention Date, (ii) a cash lump sum equal to Mr. Schoening’s target bonus for each annual bonus period ending prior to the Retention Date, plus a pro-rated target bonus for the 2024 bonus period, (iii) accelerated vesting of all outstanding equity awards (except that any performance-based equity awards will continue to vest based on actual performance and remain outstanding for the applicable performance period), and (iv) continued medical and dental benefits at coverage levels that are at least equal to those provided to Mr. Schoening and his dependents immediately prior to Mr. Schoening’s termination of employment until the Retention Date.

The Agreement also provides that if Mr. Schoening’s employment with the Company terminates following the Retention Date, he may elect to enter into a consulting relationship with the Company to provide part-time advisory and support services, during which such consulting period Mr. Schoening’s then outstanding equity awards will continue to vest in accordance with their terms. If Mr. Schoening’s consulting relationship is terminated without cause, all of Mr. Schoening’s then unvested equity awards will immediately accelerate in full.

In the event that Mr. Schoening’s employment is terminated in connection with a change in control of the Company at any time prior to the Retention Date, the CIC Agreement will supersede the Agreement and Mr. Schoening will only be entitled to any payments and benefits due to him under the CIC Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Document
10.1	Retention Commitment Agreement, dated as of July 26, 2022, between Civeo Corporation and Allan D. Schoening

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022

            CIVEO CORPORATION

                    By: /s/ Carolyn J. Stone ,
                    Name:    Carolyn J. Stone
Title:    Senior Vice President, Chief Financial Officer and Treasurer